UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 26, 2024
Date of Report (Date of earliest event reported)

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Overview

On July 26, 2024, Everi Holdings Inc., a Delaware corporation (the “Company” or “Everi”), entered into definitive agreements with International Game Technology PLC, a public limited company incorporated under the laws of England and Wales (“IGT”), Ignite Rotate LLC, a Delaware limited liability company and a direct wholly owned subsidiary of IGT (“Spinco”), Voyager Parent, LLC, a Delaware limited liability company (“Buyer”), and Voyager Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Buyer (“Buyer Sub” and together with the Company, IGT, Spinco, and Buyer, the “Parties” and each a “Party”) with respect to certain transactions (the “Proposed Transaction”). Under the Proposed Transaction (and subject to the terms and conditions of the definitive agreements):

(i)IGT will transfer (or cause to be transferred) to Spinco all of the assets primarily used in, and all of the liabilities arising out of, IGT’s Gaming and Digital business (the “IGT Gaming & Digital Business”) (the “Separation”);

(ii)immediately following the Separation and immediately prior to the consummation of the Merger (as defined below), Buyer will purchase from IGT, and IGT will sell to Buyer, all of the outstanding units of Spinco (the “Spinco units”) owned by IGT (the “Equity Sale”); and

(iii) immediately following the consummation of the Equity Sale (the “Equity Sale Closing Time”) and at the effective time of the Merger (the “Merger Effective Time”), (a) Buyer Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of Buyer, (b) all outstanding shares of the common stock, par value $0.001 per share, of the Company (“Company common stock”) will be converted into the right to receive $14.25 in cash per share of Company common stock, without interest (the “Per Share Price”) in accordance with the Delaware General Corporation Law, and (c) all outstanding Company Equity Awards (as defined below) will be converted into cash-denominated awards representing the right to receive the Per Share Price, in each case, on the terms and subject to the conditions in the Merger Agreement (as defined below).

Specifically, at the Merger Effective Time, each share of Company common stock that is issued and outstanding immediately prior to the Merger Effective Time, other than dissenting shares and any shares owned by any member of the Company and its subsidiaries (collectively, the “Company Group”) or any member of Buyer and its subsidiaries (in each case other than any shares held in a fiduciary, representative, or other capacity on behalf of third parties) (together, the “Owned Company Shares”), will be cancelled and converted automatically into the right to receive the Per Share Price, subject to adjustment for any stock or interest split, division or subdivision of shares, stock dividend, reverse stock split, combination of shares, reclassification, recapitalization, or other similar transaction, to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such action.

De Agostini S.p.A., a società per azioni organized under the laws of Italy and the controlling shareholder of IGT (“De Agostini”), has entered into a letter agreement with an affiliate of Buyer, pursuant to which De Agostini will make a minority investment in an indirect parent of Buyer (together with its subsidiaries following the Closing, the “Newco”) that will own all of the outstanding Spinco units of IGT following the Equity Sale and the Company following the Merger.

The definitive agreements entered into by the Company in connection with the Proposed Transaction include: (i) an Agreement and Plan of Merger by and among IGT, Spinco, the Company, Buyer, and Buyer Sub (the “Merger Agreement”); (ii) a Separation and Sale Agreement by and among IGT, Spinco, the Company, and Buyer (the “Separation and Sale Agreement”); and (iii) a Support Agreement by and among the Company, IGT, Spinco, De Agostini, and Buyer (the “Support Agreement”), each dated as of July 26, 2024.

The Merger Agreement

As noted above, the Merger Agreement provides, among other matters and subject to the terms and conditions of the Merger Agreement, that at the Merger Effective Time (which will immediately follow the Equity Sale Closing Time): (i) Buyer Sub will be merged with and into the Company, with the Company surviving the Merger as a direct wholly owned subsidiary of Buyer; (ii) each share of Company common stock that is issued and outstanding immediately prior to the Merger Effective Time, other than dissenting shares and Owned Company Shares, will be cancelled and converted automatically into the right to receive the Per Share Price, subject to adjustment; (iii) each restricted stock unit (each, a “Company RSU”) that is outstanding as of immediately prior to the Merger Effective Time will be cancelled and automatically converted into a right to receive a cash payment equal to the product of (a) the number of shares of Company common stock subject to each such Company RSU, and (b) the Per Share Price; (iv) each performance share unit which vests based in whole or in part on the achievement of specified performance objectives (each, a “Company PSU”) that is outstanding as of immediately prior to the Merger Effective Time will be cancelled and automatically converted into a right to receive a cash payment equal to the product of (a) the number of shares of Company common stock subject to each such Company PSU (based on the achievement of 100% of performance under each such Company PSU), and (b) the Per Share Price; (v) each option to purchase shares of Company common stock, whether vested or unvested (each, a “Company Option”) that is outstanding and unexercised immediately prior to the Merger Effective Time will be cancelled and automatically converted into a right to receive a cash payment equal to the excess, if any, of (a) the Per Share Price over the per share exercise price of such Company Option, multiplied by (b) the number of shares of Company common stock covered by such Company Option immediately prior to the Merger Effective Time; and (vi) each Company Option with a per share exercise price that equals or exceeds the Per Share Price will be cancelled for no consideration.

Each outstanding stock option, restricted stock unit, performance stock unit, or other equity or equity-based award awarded and outstanding under the Company’s 2012 Equity Incentive Plan and the Company’s Amended and Restated 2014 Equity Incentive Plan, or otherwise relating to equity interests of the Company, including the Company RSUs, the Company PSUs, and the Company Options, are collectively referred to herein as the “Company Equity Awards.”

The board of directors of the Company (the “Board”) has determined and declared that the Merger Agreement, the other transaction documents, and the Merger are advisable and in the best interests of the Company and its stockholders, and has recommended that the Company’s stockholders approve the adoption of the Merger Agreement.

The Merger Agreement is subject to approval by the stockholders of the Company. Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the Merger to close by the end of the third quarter of 2025.

Following the Merger Effective Time, the Company common stock will be delisted from the New York Stock Exchange (“NYSE”) and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The obligations of each of the Company, on the one hand, and Buyer and Buyer Sub, on the other hand, to effect the Merger, and of IGT and Spinco, on the one hand, and Buyer, on the other hand, to effect the Equity Sale, are subject to the satisfaction or waiver of various and customary conditions, including (but not limited to): (i) the accuracy of the representations and warranties contained in the Merger Agreement, subject to certain customary materiality qualifications, as of the date of the Merger Agreement and as of the closing of the Equity Sale and the Merger (the “Closing”), and compliance in all material respects with the covenants and obligations contained in the Merger Agreement; (ii) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon (the “Stockholder Approval”); (iii) the consummation in all material respects of the Separation; (iv) (a) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (b) the receipt and effectiveness of certain governmental approvals required under antitrust laws, foreign investment laws, and financial services laws (or the termination or expiration of any applicable waiting period thereunder), and gaming approvals from certain gaming authorities; and (v) the absence of any order, writ, judgment, injunction, or decree that prevents, makes illegal, or prohibits the Equity Sale or the Merger.

During the period commencing on the date of the signing of the Merger Agreement and ending as of the earlier of (X) the termination of the Merger Agreement and (Y) the Closing (the “Pre-Closing Period”), the Company has agreed to certain “no shop” restrictions. These restrictions require the Company not to, and to cause the other members of the Company Group (and to use reasonable best efforts to cause its and their respective representatives) not to, directly or indirectly: (i) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission, or announcement of; (ii) furnish any information regarding any member of the Company Group to any person in connection with or in response to; (iii) other than to state that they are not currently permitted to have discussions, engage in discussions or negotiations with any person relating to; or (iv) approve, endorse, or recommend, any Acquisition Proposal or any Acquisition Inquiry (each as defined in the Merger Agreement) with respect to the Company; nor (v) enter into any letter of intent or similar contract contemplating or relating to any Acquisition Transaction (as defined in the Merger Agreement) or any Acquisition Inquiry with respect to the Company (excluding certain permitted confidentiality agreements) (the “No Shop Provision”).

Notwithstanding these limitations, if prior to obtaining the Stockholder Approval, (i) the Company receives a written Acquisition Proposal that did not result from a material breach of the No Shop Provision, and (ii) the Board determines in good faith (a) after consultation with the Company’s financial advisors that such Acquisition Proposal is or would reasonably be expected to lead to a Merger Partner Superior Proposal (as defined in the Merger Agreement) and (b) after consultation with the Company’s outside legal counsel that the failure to take the following actions would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law, then the Company may (1) furnish information regarding the members of the Company Group or (2) enter into discussions and negotiations with the person making such Acquisition Proposal and its representatives, in each case subject to complying with specified notice requirements to IGT and Buyer, and other conditions as set forth in the Merger Agreement.

Notwithstanding anything to the contrary in the Merger Agreement, prior to obtaining the Stockholder Approval, the Board may, in certain limited circumstances: (i) effect a Merger Partner Change in Recommendation (as defined in the Merger Agreement) or cause the Company to terminate the Merger Agreement to simultaneously enter into a definitive agreement to effect a Merger Partner Superior Proposal; or (ii) effect a Merger Partner Change in Recommendation (but not terminate the Merger Agreement) if there’s a Merger Partner Intervening Event (as defined in the Merger Agreement), in each case subject to complying with specified notice requirements to IGT and Buyer, and other conditions set forth in the Merger Agreement.

IGT has also agreed to certain “no shop” restrictions during the Pre-Closing Period. These restrictions require IGT not to, and to cause IGT and its subsidiaries (collectively, the “IGT Group”) (and to use reasonable best efforts to cause its and their respective representatives) not to, directly or indirectly: (i) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of; (ii) furnish any information regarding any member of the IGT Group to any person in connection with or in response to; (iii) other than to state that they are not currently permitted to have discussions, engage in discussions or negotiations with any person relating to; (iv) approve, endorse, or recommend, any Acquisition Proposal or any Acquisition Inquiry with respect to IGT, Spinco and its subsidiaries (collectively, the “Spinco Group”), or the IGT Gaming & Digital Business; nor (v) enter into any letter of intent or similar contract contemplating or relating to any Acquisition Transaction or any Acquisition Inquiry with respect to IGT, the members of the Spinco Group, or the IGT Gaming & Digital Business.

The Merger Agreement contains certain termination rights for each of the Company, IGT, and Buyer, including, among others: (i) by mutual written consent; (ii) subject to specified limitations, if the Closing is not consummated by July 26, 2025 (the “Outside Date”), provided that the Outside Date may be extended under certain circumstances as specified in the Merger Agreement, including with respect to the timing of regulatory approvals and the Marketing Period (as defined in the Merger Agreement); and (iii) if the Stockholder Approval is not obtained. A Party will not be permitted to terminate if the failure to consummate the Closing on or before the Outside Date is primarily attributable to a failure on the part of such Party to perform any covenant or obligation in the Merger Agreement required to be performed by such Party at or prior to the Closing.

In addition, subject to certain conditions, the Merger Agreement may be terminated by Buyer or IGT if there is a Merger Partner Triggering Event (as defined in the Merger Agreement), which includes a material breach of the No-Shop Provision or a Merger Partner Change in Recommendation. The Merger Agreement may also be terminated by the Company, among other things, to enter into a definitive agreement to consummate a Merger Partner Superior

Proposal, and by IGT or the Company, among other things, if Buyer fails to timely consummate the Equity Sale or the Merger.

The Merger Agreement provides that the Company would be required to pay IGT and Buyer a termination fee in an aggregate amount of $65 million in certain circumstances, including: (i) the termination of the Merger Agreement by IGT or Buyer due to a Merger Partner Triggering Event; (ii) the termination of the Merger Agreement by the Company to enter into a definitive agreement to consummate a Merger Partner Superior Proposal; or (iii) the termination of the Merger Agreement by the Company, IGT, or Buyer if the Stockholder Approval is not obtained (and before the stockholder meeting an Acquisition Proposal with respect to the Company had been made directly to the Company’s stockholders or was publicly announced or became publicly known, and within 12 months after such termination, the Company enters into a definitive agreement to consummate, or has consummated, an Acquisition Transaction).

The Merger Agreement also provides that Buyer would be required to pay IGT a termination fee in an aggregate amount of $40 million in the case of clause (i) below or a termination fee in an aggregate amount of $80 million in the case of clauses (ii) or (iii) below: (i) the termination of the Merger Agreement by the Company, IGT, or Buyer if the Stockholder Approval is not obtained; (ii) the termination of the Merger Agreement by Buyer if any of the Company’s representations and warranties become inaccurate, or any of its covenants or obligations were breached or not performed, in each case such that Buyer and Buyer Sub cannot satisfy their closing conditions; or (iii) the termination of the Merger Agreement by IGT or the Company if any of Buyer’s or Buyer Sub’s representations and warranties become inaccurate, or any of their covenants or obligations were breached or not performed, in each case such that the Company, on the one hand, and IGT and Spinco, on the other hand, cannot satisfy their respective closing conditions; and in each case Buyer or any of its affiliates enters into a definitive agreement with the Company or any of its affiliates to consummate an Acquisition Transaction with respect to the Company within 12 months of the date of such termination and consummates such Acquisition Transaction.
In addition, Buyer would be required to pay the Company a termination fee in an aggregate amount of $80 million in the case of: (i) the termination of the Merger Agreement by Buyer if any of IGT’s or Spinco’s representations and warranties become inaccurate, or any of their covenants or obligations were breached or not performed, in each case such that Buyer and Buyer Sub cannot satisfy their closing conditions; or (ii) the termination of the Merger Agreement by IGT or the Company if any of Buyer’s or Buyer Sub’s representations and warranties become inaccurate, or any of their covenants or obligations were breached or not performed, in each case such that IGT or the Company cannot satisfy their respective closing conditions, and in each case Buyer or any of its affiliates enters into a definitive agreement with IGT or any of its affiliates to consummate an Acquisition Transaction with respect to Spinco or the IGT Gaming & Digital Business within 12 months of the date of such termination and consummates such Acquisition Transaction.

The Merger Agreement also provides that Buyer would be required to pay the Company and IGT a termination fee in an aggregate amount of $250 million (with $87.5 million apportioned to the Company and $162.5 million apportioned to IGT) in the case of: (i) termination of the Merger Agreement by IGT or the Company if (a) any of Buyer’s or Buyer Sub’s representations and warranties become inaccurate, or any of their covenants or obligations were breached or not performed, in each case such that IGT or the Company cannot satisfy their respective closing conditions; or (b) Buyer fails to timely consummate the Equity Sale or the Merger in certain circumstances if all closing conditions in Buyer’s benefit have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied at the Closing); or (ii) termination of the Merger Agreement by any of the Company, IGT, or Buyer if (a) the Closing has not been consummated by the Outside Date, and at the time of such termination, all of the closing conditions have been satisfied other than closing conditions relating to the receipt of certain governmental approvals or the absence of governmental orders that prevent, make illegal, or prohibit the Equity Sale or the Merger or those closing conditions that by their nature are to be satisfied at the Closing; or (b) a court of competent jurisdiction has issued a final and non-appealable government order that relates to certain laws as set forth in the Merger Agreement, and that permanently prevents, makes illegal, or prohibits the consummation of the Equity Sale or the Merger.

The Merger Agreement contains customary representations, warranties, and covenants by the Company, including, among others, covenants by the Company to, and to cause the Company Group to, conduct its business in the ordinary course during the Pre-Closing Period, and during such period not to engage in certain material transactions and to comply with the No Shop Provision; to convene and hold a stockholder meeting to seek the Stockholder

Approval and, subject to certain customary exceptions, for the Board to recommend that the Company’s stockholders adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties, and covenants by IGT and Spinco, including, among others, covenants by IGT to, and to cause the IGT Group to, conduct its business in the ordinary course during the Pre-Closing Period and during such period not to engage in certain material transactions and to comply with certain no shop restrictions as set forth in the Merger Agreement. In addition, the Merger Agreement contains customary representations, warranties, and covenants by Buyer and Buyer Sub, including, among others, covenants by Buyer with respect to obtaining the equity and debt financing to finance the Proposed Transaction prior to Closing. See “—Financing Covenant” below. Each of the Company, IGT, and Buyer have agreed to, and to cause each of their respective gaming licensees and each of its and their respective directors, officers, and employees to, use reasonable best efforts to obtain regulatory approvals, including with respect to the HSR Act and gaming laws, among others, and, to the extent necessary to obtain certain of such approvals, Buyer has agreed to defend against litigation, and divest products, equity interests, assets, or businesses of the members of the Company Group, members of the Spinco Group, or the businesses of the Company or IGT, or any equity interest or assets of Buyer or any of its subsidiaries, subject to certain exceptions and conditions as set forth in the Merger Agreement.

Financing Covenant

Buyer has obtained equity financing commitments and debt financing commitments for the purpose of funding the Proposed Transaction and paying related fees and expenses. Certain funds managed by affiliates of Apollo (the “Guarantors”) have committed to invest in Buyer an aggregate amount of up to $2,300 million, subject to the terms and conditions set forth in the equity commitment letter, and have entered into a limited guarantee in favor of IGT, Spinco, and the Company, pursuant to which the Guarantors are guaranteeing certain obligations of Buyer and Buyer Sub in connection with the Merger Agreement, including the termination fee and certain other fees, indemnities, and expenses, subject to a maximum aggregate liability cap. In addition, certain debt financing sources have committed to lend an aggregate principal amount of up to $4,325 million, together with a committed revolving credit facility in an aggregate principal amount of up to $750 million, to Buyer for the purpose of funding the Proposed Transactions, subject to the terms and conditions set forth in the debt commitment letter and any related fee letter. The Company is not a party to the equity financing or debt financing commitments, but is a third-party beneficiary of the equity commitment letter with specific performance rights under certain conditions specified in the equity commitment letter and the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Separation and Sale Agreement

The Separation and Sale Agreement sets forth the terms and conditions regarding, among other things, the Separation and the Equity Sale. The terms and conditions include, among other things, the restructuring and the transfer of assets and assumption of liabilities by IGT and Spinco and their respective subsidiaries in accordance with the separation plan as provided in the Separation and Sale Agreement to result in Spinco owning all of the assets primarily used in, and all of the liabilities arising out of, the IGT Gaming & Digital Business, and IGT owning all of the assets primarily used in, and all of the liabilities arising out of, IGT’s business other than the IGT Gaming & Digital Business. The parties will procure satisfaction of Spinco’s and IGT’s existing credit support instrument release conditions at the Equity Sale Closing Time, as applicable, and may be required to provide further cash or collateral to existing credit support beneficiaries.

The Separation and Sale Agreement also governs the design and implementation of a plan by IGT during the Pre-Closing Period that, if fully implemented and combined with services contemplated by the transition services agreement and the services and assets provided under the transaction documents, would reasonably be expected to provide to the Spinco Group certain specified functions with a level of operational performance and functionality that is substantially consistent with the operational performance and functionality of such functions utilized by the Spinco Business. The Company has agreed to reasonably cooperate in the design and implementation of such plan.

The Separation and Sale Agreement also governs the rights and obligations of the parties regarding the Equity Sale. At Closing, Buyer will deliver or cause to be delivered to IGT an aggregate amount in cash equal to the Estimated

Purchase Price (as defined in the Separation and Sale Agreement), subject to an adjustment mechanism set forth in the Separation and Sale Agreement.

The Separation and Sale Agreement also governs certain aspects of the relationship between IGT, Spinco, and Buyer after the Equity Sale, including, among other things, provisions with respect to the release of claims, indemnification, restrictive covenants, guarantees, insurance, access to information, and record retention. Both IGT and Buyer will be subject to two years of mutual non-solicitation obligations. The parties will have ongoing indemnification obligations under the Separation and Sale Agreement from and after the Equity Sale with respect to the liabilities related to Spinco assumed by Buyer through Spinco, and the liabilities related to IGT agreed to be retained by IGT, as applicable. The Separation and Sale Agreement provides that, following the Equity Sale Closing Time, Buyer will guarantee to IGT the obligations of Spinco under the transaction documents which pursuant to their terms arise at or after the Closing with respect to obligations to be performed after the Equity Sale Closing Time.

The foregoing description of the Separation and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Sale Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Other Agreements

In addition, in connection with the Proposed Transaction, the Company entered into: (i) an Employee Matters Agreement by and among IGT, Spinco, the Company, and Buyer (the “Employee Matters Agreement”); (ii) a Real Estate Matters Agreement by and among IGT, Spinco, the Company, and Buyer (the “Real Estate Matters Agreement”); and (iii) a Tax Matters Agreement by and among IGT, Spinco, the Company, and Buyer (the “Tax Matters Agreement”), each dated as of July 26, 2024.

The Employee Matters Agreement provides for, among other things, the transfer of the employment of certain employees of the IGT Gaming & Digital Business from IGT to the Spinco Group and the allocation among the parties of assets, liabilities and responsibilities with respect to terms of employment, benefit plan transition and coverage and other compensation and labor matters, as well as responsibility for employee and benefit plan liabilities for certain current and former employees of the IGT Gaming & Digital Business.

The Real Estate Matters Agreement governs the allocation and transfer of real estate between IGT and Spinco. Pursuant to the Real Estate Matters Agreement, IGT may transfer to, or share with, Spinco certain leased property associated with the IGT Gaming & Digital Business and Spinco may transfer to, or share with, IGT certain leased property associated with IGT’s retained business.

The Tax Matters Agreement sets forth, among other things, the parties’ respective rights, responsibilities and obligations with respect to taxes of IGT, Spinco, Buyer, and their respective subsidiaries (including taxes arising in the ordinary course of business and taxes imposed in connection with the Proposed Transaction), tax benefits and attributes, group relief conduct, the preparation and filing of tax returns, the control of audits and other tax proceedings, and assistance and cooperation in respect of tax matters. Generally, IGT will be responsible for taxes incurred by the IGT Gaming & Digital Business through the Equity Sale Closing Time (to the extent such taxes were not otherwise taken into account in the final purchase price under the Separation and Sale Agreement), and Buyer will be responsible for taxes incurred by Spinco following the Equity Sale Closing Time.

General

The Merger Agreement, the Separation and Sale Agreement, and the Support Agreement, which is described under Item 8.01 below (together, the “Transaction Agreements”), and their descriptions have been included to provide investors with information regarding the material terms of the Transaction Agreements and are not intended to provide any other factual information about the parties to the Transaction Agreements or their respective subsidiaries or affiliates. Any representations, warranties, and covenants contained in the Transaction Agreements were made only for purposes of the respective Transaction Agreements and as of specific dates set forth therein, and are solely for the benefit of the parties to the respective Transaction Agreements, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreements. The subject matter of the representations and warranties may change after the date of the respective Transaction Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, certain representations, warranties, and covenants were used for the purpose of allocating risk between the parties to the respective Transaction Agreements, rather than establishing matters of fact. The representations, warranties, and covenants may also be subject to contractual standards of materiality different from those generally applicable to stockholders, and reports and documents filed with the Securities and Exchange Commission (the “SEC”), and in some cases were qualified by disclosures that were made by each party to the others, which disclosures are not reflected in the Transaction Agreements. Investors and security holders are not third-party beneficiaries under the Transaction Agreements and should not rely on the representations, warranties, covenants, and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the applicable Transaction Agreements. The Transaction Agreements should not be read alone, but should instead be read together with other information regarding the Company, the transactions contemplated by the Proposed Transaction and related matters that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the Proposed Transaction, as well as in the other filings that the Company will make with the SEC.

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, on February 28, 2024, the Company entered into definitive agreements with IGT, Spinco, and Ember Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub,” and together with the Company, IGT, and Spinco, the “Original Parties”), pursuant to which, and subject to the terms and conditions of the definitive agreements, the Original Parties agreed to consummate certain proposed transactions (the “Original Proposed Transaction”), as a result of which, among other matters, substantially all of the assets and liabilities the IGT Gaming & Digital Business were to be transferred to Spinco, and, through a series of transactions, the IGT Gaming & Digital Business would ultimately be acquired by the Company as a result of a merger of Merger Sub with and into Spinco, with Spinco surviving the merger, followed by a subsequent merger of Spinco with and into International Game Technology, a Nevada corporation and a direct wholly owned subsidiary of IGT (“Gaming Holdco”), with Gaming Holdco surviving the merger and continuing as a direct wholly owned subsidiary of the Company.

The definitive agreements entered into by the Company in connection with the Original Proposed Transaction included: (i) an Agreement and Plan of Merger by and among IGT, Spinco, the Company, and Merger Sub (the “Original Merger Agreement”); (ii) a Separation and Distribution Agreement by and among IGT, Spinco, Gaming Holdco, and the Company (the “Original Separation Agreement”); (iii) an Employee Matters Agreement by and among IGT, Spinco, Gaming Holdco, and the Company (the “Original Employee Matters Agreement”); (iv) a Real Estate Matters Agreement by and among IGT, Spinco, Gaming Holdco, and the Company (the “Original Real Estate Matters Agreement”); (v) a Tax Matters Agreement by and among IGT, Spinco, Gaming Holdco, and the Company (the “Original Tax Matters Agreement”); (vi) a Voting and Support Agreement by and among IGT, Spinco, De Agostini, and the Company (the “Original Voting and Support Agreement”); (vii) an Investor Rights Agreement by and between the Company and De Agostini (the “Original Investor Rights Agreement”), each dated as of February 28, 2024; as well as (viii) a Commitment Letter and related fee letters and engagement letter, dated as of February 28, 2024, by and among Deutsche Bank AG New York Branch (and its affiliates), Macquarie Capital (USA) Inc. (and its affiliates), and the Company (the “Original Commitment Letter”), as amended and restated as of March 29, 2024. The Original Merger Agreement, the Original Separation Agreement, the Original Employee Matters Agreement, the Original Real Estate Matters Agreement, the Original Tax Matters Agreement, the Original Voting and Support Agreement, the Original Investor Rights Agreement, and the Original Commitment Letter are collectively referred to herein as the “Original Agreements.”

On July 26, 2024, immediately prior to and in connection with the entry into the Transaction Agreements, each of the Original Agreements was terminated by mutual consent of the respective parties thereto, effective immediately. There were no termination or other penalties surrounding the termination of such agreements.

The material terms of Original Merger Agreement, the Original Separation Agreement, the Original Employee Matters Agreement, the Original Real Estate Matters Agreement, the Original Tax Matters Agreement, the Original Voting and Support Agreement, the Original Investor Rights Agreement, and the Original Commitment Letter, as described in the Company’s Current Report on Form 8-K filed on February 29, 2024, are incorporated by reference herein and are qualified in their entirety to the text of such agreements filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7, respectively to such Current Report on Form 8-K. There is no material relationship between the Company or its affiliates and any of the other parties to such terminated agreements other than in respect of the terminated agreements themselves.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Pursuant to the Merger Agreement, immediately after the Merger Effective Time, the directors of Buyer Sub will become the directors of the company surviving the Merger. It is currently anticipated that immediately after the Merger Effective Time, Mr. Mark F. Labay will transition from the role of Chief Financial Officer of the Company to the role of Chief Integration Officer of Newco.

(c) Immediately after the Merger Effective Time, it is currently anticipated that Mr. Fabio Celadon, Executive Vice President of Strategy and Corporate Development for IGT, will be named Chief Financial Officer of Newco. The information set forth in (b) above is incorporated by reference herein.

Mr. Mark F. Labay, age 52, has served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer since April 2020, and as the Company’s Senior Vice President, Finance and Investor Relations since April 2014. Prior to that, Mr. Labay served in various senior management roles since joining the Company in 2002.

Mr. Fabio Celadon, age 53, has served as IGT’s Executive Vice President, Strategy and Corporate Development, since February 2020. Prior to that, Mr. Celadon served as IGT’s Senior Vice President, Gaming Portfolio, since May 2017. Mr. Celadon joined IGT as Chief Financial Officer of its legacy company, Lottomatica S.p.A, in 2002.

There are no arrangements or understandings between any of Messrs. Labay and Celadon and any other persons pursuant to which either individual was selected to serve as Chief Integration Officer and Chief Financial Officer of Newco, respectively, in each case contingent on and effective at the closing of the Merger. There are no family relationships between any of Messrs. Labay and Celadon and any previous or current directors or officers of the Company, and there are no related party transactions reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 26, 2024, the Company, IGT, and Buyer issued a joint press release announcing the Parties’ entry into definitive agreements in connection with the Proposed Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Support Agreement

The Support Agreement contains, among other things, an agreement by De Agostini not to directly or indirectly, and not to permit any of its affiliates to, engage in, manage or operate (or own an equity interest in any person who engages in, manages or operates), anywhere in the world, any business that competes with the Restricted Business (as defined in the Support Agreement), so long as a designee of De Agostini or its affiliates is serving as a member of the board of directors or similar body of Buyer or an affiliate thereof or De Agostini and its affiliates collectively own at least 10% of the outstanding equity interests of Buyer. The Support Agreement also contains certain restrictions on the transfer of all of the shares of capital stock of IGT owned or subsequently acquired by De Agostini if doing so would reasonably be expected to prevent, materially impede or materially delay consummation of the Proposed Transaction, and a requirement to make and not withdraw certain regulatory filings, and to provide information in support of the financing and filings with the SEC necessary in connection with the consummation of the Proposed Transaction. The Support Agreement also provides that De Agostini may not disclose certain information regarding the Company or IGT to Buyer and its affiliates. The Support Agreement automatically terminates upon the earliest of the Closing, the valid termination of the Merger Agreement, and the valid termination of the Separation Agreement.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Additional Information and Where to Find It

In connection with the Proposed Transaction, Everi will file relevant materials with the SEC, including Everi’s proxy statement on Schedule 14A (the “Proxy Statement”). This Current Report on Form 8-K is not a substitute for the Proxy Statement or any other document that Everi may file with the SEC or send to its stockholders in connection with the Proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS OF EVERI ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT EVERI, THE PROPOSED TRANSACTION, AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of such documents (when available) through the website maintained by the SEC at http://www.sec.gov, or by visiting Everi’s website at www.everi.com or by contacting Everi’s Investor Relations Department at Everi Holdings Inc., Investor Relations, 7250 S. Tenaya Way, Suite 100, Las Vegas, NV 89113.

Participants in the Solicitation of Proxies

Everi and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about the directors and executive officers of Everi is set forth in: (i) Everi’s proxy statement for its 2024 annual meeting of stockholders under the headings “Proposal 1: Election of Three Class I Directors” (including “Board and Corporate Governance Matters,” “Certain Relationships and Related Transactions,” and “Executive Officers”), and “Proposal 3: Approval of the Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan” (including “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management,” “Pay Ratio,” and “Pay Versus Performance,” which was filed with the SEC on April 19, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001318568/000131856824000035/evri-20240419.htm; (ii) Everi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including under the headings “Item 10. Directors, Executive Officers, and Corporate Governance,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management, and Related Stockholder Matters,” and “Item 13. Certain Relationships and Related Transactions, and Director Independence,” which was filed with the SEC on February 29, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001318568/000131856824000009/evri-20231231.htm; and (iii) to the extent holdings of Everi securities by its directors or executive officers have changed since the amounts set forth in Everi’s proxy statement for its 2024 annual meeting of stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership of Securities on Form 5, filed with the SEC (which are available at EDGAR Search Results https://www.sec.gov/edgar/search/#/category=form-cat2&ciks=0001318568&entityName=Everi%2520Holdings%2520Inc.%2520(EVRI)%2520(CIK%25200001318568).

Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the Proposed Transaction when such materials become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. Copies of the documents filed with the SEC by Everi will be available free of charge through the website maintained by the SEC at www.sec.gov. Additionally, copies of documents filed with the SEC by Everi will be available free of charge on Everi’s website at www.everi.com.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act related to Everi and the Proposed Transaction. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve risks and uncertainties that could significantly affect the financial or operating results of Everi. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “project,” “should,” “will,” and “would” and the negative of these terms or other similar expressions. Forward-looking statements in this Current Report on Form 8-K include, among other things, statements about the potential benefits of the Proposed Transaction, including future plans, objectives, expectations, and intentions; the anticipated timing of closing of the Proposed Transaction; and the anticipated delisting and deregistration of the Company common stock. In addition, all statements that address operating performance, events or developments that Everi expects or anticipates will occur in the future — including statements relating to creating value for stockholders, benefits of the Proposed Transaction, and the expected timetable for completing the Proposed Transaction — are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause actual results, including the actual results of Everi to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among other things, risks related to the possibility that the conditions to the consummation of the Proposed Transaction will not for any reason be satisfied (including the failure to obtain the Stockholder Approval and regulatory approvals) in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the Proposed Transaction; the ability to retain and hire key personnel; negative effects of the announcement or failure to consummate the Proposed Transaction on the market price of the capital stock of Everi and on Everi’s operating results, including that Everi’s stock price may decline significantly if the Proposed Transaction is not consummated; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, which in certain circumstances may require Everi to pay a termination fee; significant transaction costs, fees, expenses and charges; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining employee, customer, or other business, contractual, or operational relationships following the Proposed Transaction announcement or closing of the Proposed Transaction and the diversion of Everi management’s attention from its ongoing business); failure to consummate or delay in consummating the Proposed Transaction for any reason; risks relating to any resurgence of the COVID-19 pandemic or similar public health crises; risks related to competition in the gaming industry; dependence on significant licensing arrangements, customers, or other third parties; risks related to the financing of the Proposed Transaction; economic changes in global markets, such as currency exchange, inflation and interest rates, and recession; government policies (including policy changes affecting the gaming industry, taxation, trade, tariffs, immigration, customs, and border actions) and other external factors that Everi cannot control; regulation and litigation matters relating to the Proposed Transaction or otherwise impacting Everi or the gaming industry generally, including the nature, cost and outcome of any litigation and other legal proceedings related to the Proposed Transaction that may be instituted against the parties and others following the announcement of the Proposed Transaction; unanticipated adverse effects or liabilities from business divestitures; risks related to intellectual property, privacy matters, and cyber security (including losses and other consequences from failures, breaches, attacks, or disclosures involving information technology infrastructure and data); other business effects (including the effects of industry, market, economic, political, or regulatory conditions); and other risks and uncertainties, including, but not limited to, those described in Everi’s Annual Report on Form 10-K on file with the SEC and from time to time in other filed reports including Everi’s Quarterly Reports on Form 10-Q.

A further description of risks and uncertainties relating to Everi can be found in its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov.

There can be no assurance that the Proposed Transaction will in fact be consummated. If the Proposed Transaction is consummated, Everi’s stockholders will cease to have any equity interest in Everi and will have no right to participate in its earnings and future growth. Everi cautions investors not to unduly rely on any forward-looking statements, which speak only as of the date thereof. Everi does not intend to update or revise any forward-looking statements as the result of new information or future events or developments, except as required by law.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

2.1*+	Agreement and Plan of Merger, dated as of July 26, 2024, by and among International Game Technology PLC, Ignite Rotate LLC, Everi Holdings Inc., Voyager Parent, LLC, and Voyager Merger Sub, Inc.

10.1*+	Separation and Sale Agreement, dated as of July 26, 2024, by and among International Game Technology PLC, Ignite Rotate LLC, Everi Holdings Inc., and Voyager Parent, LLC.

10.2*+	Support Agreement, dated as of July 26, 2024, by and among International Game Technology PLC, Ignite Rotate LLC, Everi Holdings Inc., De Agostini S.p.A., and Voyager Parent, LLC.

99.1	Joint Press Release, dated July 26, 2024, of Everi Holdings Inc., International Game Technology PLC, and Voyager Parent, LLC.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

*    Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

+    Certain information was redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: July 26, 2024	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Tax & Chief Accounting Officer